LEASE GUARANTEE
                               GUARANTEE NO. 2265

LEASE INFORMATION:

  LANDLORD:     Name:      Dollar Tree Stores, Inc., a Virginia corporation
                Address:   500 Volvo Parkway
                           Chesapeake, Virginia 23320
                Phone No.: (757) 321-5000  Fax No.: (757) 321-5111

  TENANT:       Name:      Raytheon Service Company
                Address:   2 Wayside Road
                           Burlington, MA 01803
                Phone No.: (781) 238-2318    Fax No.: (781) 238-2640

  LEASE DATA:   Date of Lease:   March 27, 1998
                Premises:        2555 Ellsmere Avenue, Norfolk, VA 23513
                Square Footage:  approx. 207,000 sq. ft. on 10 acres of land
                Lease Term:      10 years
                Commencement Date:   3/1/98
                End Date:         2/28/2008

         WHEREAS, Landlord is entering into an agreement described above with Tenant, a wholly-owned subsidiary or affiliate of Raytheon Company, for the lease agreement ("Lease") described above:

         NOW, THEREFORE, in consideration of the foregoing, Raytheon Company hereby guarantees all payments and charges due under the aforenoted Lease payable by Tenant with respect to the Lease.

         Raytheon Company's obligations under this Guarantee shall be subject to and conditional upon the following: (1) Landlord will provide to Raytheon Company written notice of any default of Tenant under the Lease at the same time and by the same means as notice of such default is provided to Tenant pursuant to the terms of the Lease, and Raytheon Company shall have the same opportunity to cure such default as is provided Tenant under the terms of the Lease; (2) there shall be no change in the material terms of the Lease without the prior written consent of Raytheon Company. Raytheon Company's address for notices is 141 Spring Street, Lexington, Massachusetts 02173-7899, Attn: Treasury Department; and (3) Guarantor's obligation under this Guaranty shall be subject to the same rights, offsets and defenses of Tenant under the Lease.

         This Guarantee shall not be affected or diminished by any indulgence or extension of time that may be granted by Landlord to Tenant, by Tenant's discharge in bankruptcy or by any assignment of the Lease by Tenant to a subsidiary or affiliated corporation which is under common

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control of Tenant or Raytheon Company and shall be binding upon the successors and assigns of Raytheon Company and inure to the benefit of Landlord's successors and assigns.

         This Guarantee is designated No. 2265 to distinguish it from other Guarantees issued by Raytheon Company.

         IN WITNESS WHEREOF, this instrument has been duly executed and sealed by the undersigned as of the 26th day of March, 1998 in the town of Lexington, Commonwealth of Massachusetts.

ATTEST:                                RAYTHEON COMPANY


/s/ Jack W. Kapples                    By:   /s/ Herbert Deitcher
-------------------------------            ----------------------
Jack W. Kapples                                Herbert Deitcher
Assistant Secretary                            Senior Vice President - Treasurer


                                       ACKNOWLEDGED AND AGREED:

                                       LANDLORD:

                                       DOLLAR TREE STORES, INC.,
                                       a Virginia corporation


                                       By: /s/ Macon F. Brock, Jr.
                                          ------------------------------
                                                 Macon F. Brock, Jr.
                                                 President and Chief Executive
                                                                      Officer


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